UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2024

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-6671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into Material Definitive Agreement

Amendment of Securitization Facility

On April 17, 2024, Cencora, Inc. (the “Company”) and certain of its subsidiaries entered into an Omnibus Amendment (the “Omnibus Amendment”) with MUFG Bank, Ltd., as administrator, and the purchaser agents and purchasers party thereto, constituting (i) the Twentieth Amendment to Amended and Restated Receivables Purchase Agreement (the “Twentieth RPA Amendment”) among Amerisource Receivables Financial Corporation (“ARFC”), as seller, AmerisourceBergen Drug Corporation (“ABDC”), as servicer, the purchaser agents and purchasers party thereto, and MUFG Bank, Ltd., as administrator, (ii) the Second Amendment to Amended and Restated Receivables Sale Agreement (the “Second RSA Amendment”) among ARFC, as buyer, and ABDC and ASD Specialty Healthcare, LLC (“ASD”), as originators, and (iii) the First Amendment to Second Amended and Restated Performance Undertaking (the “Performance Undertaking Amendment”) made by the Company, as performance guarantor, in favor of ARFC, as buyer.

The Twentieth RPA Amendment:

•	Extended the scheduled facility termination date from October 21, 2025 to October 21, 2026;

•	Added U.S. Bank National Association and Truist Bank as committed purchasers, uncommitted purchasers, and purchaser agents, and removed Mizuho Bank, Ltd, as a committed purchaser, uncommitted purchaser, and purchaser agent;

•	Added certain representations and warranties regarding compliance with laws and agreements; and

•	Effected certain other technical changes.

Each of the Second RSA Amendment and the Performance Undertaking Amendment made certain technical changes to reflect the Company’s updated name, Cencora, Inc.

The securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC and ASD from the sale of pharmaceuticals and other related services. Pursuant to the securitization facility, ABDC and ASD sells their accounts receivables to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC to the various purchaser groups party to the securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The securitization facility has a base limit of US$1,450,000,000, with an option to increase the commitments of the participating banks, subject to their approval, by an additional US$250,000,000 for seasonal needs during the December and March quarters. The Company serves as the performance guarantor of ABDC’s obligations as originator and servicer under the securitization facility.

The foregoing summary of the Omnibus Amendment, including those agreements constituting such amendment, does not purport to be complete and is qualified in its entirety by reference to such agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Omnibus Amendment, dated as of April 17, 2024, constituting (i) the Twentieth Amendment to Amended and Restated Receivables Purchase Agreement among ARFC, as seller, ABDC, as servicer, the purchaser agents and purchasers party thereto, and MUFG Bank, Ltd., as administrator, (ii) the Second Amendment to Amended and Restated Receivables Sale Agreement among ARFC, as buyer, and ABDC and ASD Specialty Healthcare, LLC, as originators, and (iii) the First Amendment to Second Amended and Restated Performance Undertaking made by the Company, as performance guarantor, in favor of ARFC, as buyer.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

April 23, 2024	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President and Chief Financial Officer